Exhibit 99.4

EYEPOINT PHARMACEUTICALS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On March 28, 2018 (the “Closing Date”), EyePoint Pharmaceuticals, Inc. (the “Company” or “EyePoint”), formerly known as pSivida Corp., and its newly-created wholly-owned subsidiary, Oculus Merger Sub, Inc. (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Icon Bioscience, Inc., a Delaware corporation (“Icon”) and Shareholder Representative Services LLC, a Colorado limited liability company (“SRS”), solely in its capacity as representative of Icon’s securityholders, pursuant to which Merger Sub was merged with and into Icon, with Icon being the surviving corporation and a wholly-owned subsidiary of the Company (the “Icon Acquisition”). The Icon Acquisition was consummated on the Closing Date.

Pursuant to the Merger Agreement, the Company made a closing payment of $15.0 million to SRS, net of an estimated $127,000 working capital adjustment, and is obligated to pay certain post-closing contingent cash payments upon the achievement of specified milestones and based upon certain net sales and partnering revenue standards, in each case subject to the terms and conditions set forth in the Merger Agreement. These include but are not limited to (i) a one-time development milestone of $15.0 million payable in cash upon the first commercial sale of DEXYCU™ in the United States, (ii) sales milestone payments totaling up to $95.0 million upon the achievement of certain sales thresholds and subject to certain Centers for Medicare & Medicaid Services reimbursement conditions set forth in the Merger Agreement, (iii) quarterly earn-out payments equal to 12% on net sales of DEXYCU in a given year, which earn-out payments will increase to 16% of net sales of DEXYCU in such year beginning in the calendar quarter for such year to the extent aggregate annual consideration of DEXYCU exceeds $200.0 million in such year, (iv) quarterly earn-out payments equal to 20% of partnering revenue received by the Company for DEXYCU outside of the United States, and (v) single-digit percentage quarterly earn-out payments with respect to net sales and/or partnering income, if any, resulting from future clinical development, regulatory approval and commercialization of any other product candidates the Company acquired in the Icon Acquisition.

Also, on the Closing Date, in connection with the Icon Acquisition, SWK Funding LLC (“SWK Funding”), a wholly-owned subsidiary of SWK Holdings Corporation, entered into a credit agreement with the Company (the “Credit Agreement”), pursuant to which the lenders party thereto provided to the Company a non-dilutive term loan in the principal amount of $15 million (the “Loan”), which may be increased by (i) an additional $5 million at the Company’s request on or before December 31, 2018 (the “Additional Advance”) or (ii) an additional $10 million at the Company’s request and subject to obtaining additional loan commitments and, in each case subject to the satisfaction of certain conditions (the “Debt Financing”). In connection with the Debt Financing, the Company issued a warrant (the “SWK Warrant”) to SWK Funding to purchase (i) 409,091 shares of its common stock (the “Initial Advance Warrant Shares”) at an exercise price of $1.10 per share and (ii) an aggregate number of shares of the Company’s common stock determined by multiplying the Additional Advance by 3% and then dividing such number by the consolidated closing bid price of a share of the Company’s common stock on Nasdaq immediately preceding the closing of the Additional Advance (the “Additional Advance Warrant Shares”). The exercise price for the Additional Advance Warrant Shares shall be equal to the consolidated closing bid price of the Company’s common stock on Nasdaq immediately preceding the closing of the Additional Advance. The SWK Warrant is exercisable (x) with respect to the Initial Advance Warrant Shares, any time on or after the closing of the Debt Financing until the close of business on the 7-year anniversary of the Initial Advance and (y) with respect to the Additional Advance Warrant Shares, any time on or after the closing of the Additional Advance until the close of business on the 7-year anniversary of the Additional Advance.

Also, on the Closing Date, in connection with the Icon Acquisition, the Company entered into a securities purchase agreement (the “First Tranche Securities Purchase Agreement”) with EW Healthcare Partners, L.P. and EW Healthcare Partners-A, L.P (collectively, the “First Tranche Investors”) pursuant to which the Company sold an aggregate of 8,606,324 shares of its common stock for gross proceeds of $9.5 million (the “First Tranche Transaction”). The Company also entered into a securities purchase agreement (the “Second Tranche Securities

Purchase Agreement”) with the First Tranche Investors and certain other accredited investors (collectively, the “Second Tranche Investors”), pursuant to which the Company will sell, subject to the approval of its stockholders, an aggregate of approximately $25.5 million of units (each, a “Unit”), with each Unit consisting of (i) one share of its common stock and (ii) one warrant to purchase a share of its common stock (the “Second Tranche Transaction” and together with the First Tranche Transaction, the “Equity Transactions,” and together with the Icon Acquisition and the Debt Financing, the “Transactions”).

The following supplemental unaudited pro forma information is presented for informational purposes only, to provide an understanding of the Company’s historical financial results as adjusted for the Transactions. The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the Transactions. These unaudited pro forma condensed combined consolidated financial statements should not be considered a substitute for the actual historical financial information prepared in accordance with generally accepted accounting principles, as presented in the Company’s filings on Form 10-Q and 10-K. The unaudited pro forma condensed combined financial information disclosed in this report is for illustrative purposes only and is not necessarily indicative of results of operations that would have been achieved had the pro forma events taken place on the dates indicated, or our future results of operations.

The effects of the Transactions are fully reflected in the consolidated balance sheet of EyePoint as of March 31, 2018, filed with its Quarterly Report on Form 10-Q on May 10, 2018. Accordingly, a pro forma balance sheet is not presented. The unaudited pro forma condensed combined statements of operations for the year ended June 30, 2017 and the nine months ended March 31, 2018 present the Company’s condensed results of operations first giving pro forma effect to the Icon Acquisition as if it had occurred on July 1, 2016 and then giving effect to the Icon Acquisition, the Debt Financing and the Equity Transactions as if all of these transactions occurred on July 1, 2016. These unaudited pro forma condensed combined financial statements should be read in conjunction with the Company’s historical condensed consolidated financial statements for the period ended March 31, 2018, which were included in the Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 10, 2018, and the Company’s historical audited consolidated financial statements for the year ended June 30, 2017, which were included in the Form 10-K filed with the SEC on September 13, 2017 and amended on October 30, 2017, and the audited financial statements of Icon Bioscience, Inc. for the years ended December 31, 2017 and 2016, as filed as Exhibit 99.3 to Amendment No. 1 to the Current Report on Form 8-K/A, after giving effect to the Company’s acquisition of Icon and includes the assumptions and adjustments as described in the accompanying notes hereto. The historical statements of operations of Icon have been adjusted to give pro forma effect to events that are (i) directly attributable to the Icon Acquisition, (ii) factually supportable and (iii) expected to have a continuing impact on the combined results.

The pro forma adjustments are based on currently available information, estimates and assumptions that the Company believes are reasonable in order to reflect, on a pro forma basis, the impact of the Transactions on its historical financial information.

EYEPOINT PHARMACEUTICALS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JUNE 30, 2017

(in thousands, except share and per share amounts)

	Historical
	EyePoint Pharmaceuticals, Inc.	Icon Bioscience, Inc.	Pro Forma Acquisition Adjustments	Notes	Pro Forma Combined	Pro Forma Financing Adjustments	Notes	Pro Forma Combined Including Financings
Revenues:
Collaborative research and development	$6,569	$—	$—		$6,569	$—		$6,569
Royalty income	970	—	—		970	—		970

Total revenues	7,539	—	—		7,539	—		7,539

Operating expenses:
Research and development	14,156	3,300	—	F	17,456	—		17,456
Amortization of intangibles	724	—	—	A	724	—		724
General and administrative	11,235	1,564	(41)	F	12,759	—		12,759

Total operating expenses	26,115	4,864	(41)		30,938	—		30,938

Operating loss	(18,576)	(4,864)	40.54		(23,399)	—		(23,399)
Change in fair value of derivative liability	—	—	—		—	(93)	C, D	(93)
Interest and other income (expense), net	91	(3,396)	3,396	B	91	(2,393)	E	(2,302)

Loss before income taxes	(18,485)	(8,260)	—		(23,308)	(2,486)		(25,794)
Income tax benefit (expense)	—	—	—		—	—		—

Net loss	$(18,485)	$(8,260)	$—		$(23,308)	$(2,486)		$(25,794)

Net loss per share—basic and diluted	$(0.52)							$(0.59)

Weighted average common shares outstanding—basic and diluted	35,343,765					8,606,324	G	43,950,089

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

EYEPOINT PHARMACEUTICALS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED MARCH 31, 2018

(in thousands, except share and per share amounts)

	Historical
	EyePoint Pharmaceuticals, Inc.	Icon Bioscience, Inc.	Pro Forma Acquisition Adjustments	Notes	Pro Forma Combined	Pro Forma Financing Adjustments	Notes	Pro Forma Combined Including Financings
Revenues:
Collaborative research and development	$1,125	$—	$—		$1,125	$—		$1,125
Royalty income	1,121	—	—		1,121	—		1,121

Total revenues	2,246	—	—		2,246	—		2,246

Operating expenses:		—
Research and development	11,047	1,523	74	F	12,644	—		12,644
Amortization of intangibles	366	—	—	A	366	—		366
General and administrative	7,325	944	(1)	F	8,268	—		8,268

Total operating expenses	18,738	2,468	73		21,279	—		21,279

Operating loss	(16,492)	(2,468)	(73)		(19,033)	—		(19,033)
Change in fair value of derivative liability	(2,325)	—	—		(2,325)	93	C, D	(2,232)
Interest and other income (expense), net	74	(4,070)	4,070	B	74	(1,863)	E	(1,789)

Loss before income taxes	(18,743)	(6,537)	3,997		(21,284)	(1,770)		(23,054)
Income tax benefit (expense)	—	—	—		—	—		—

Net loss	$(18,743)	$(6,537)	$3,997		$(21,284)	$(1,770)		$(23,054)

Net loss per share —basic and diluted	$(0.43)							$(0.45)

Weighted average common shares outstanding—basic and diluted	43,183,578					8,606,324	G	51,789,902

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

EYEPOINT PHARMACEUTICALS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Description of Transactions

Acquisition of Icon Bioscience, Inc.

On March 28, 2018, an Agreement and Plan of Merger (“Merger Agreement”) was consummated by and among EyePoint Pharmaceuticals, Inc. (the “Company” or “EyePoint”), Oculus Merger Sub, Inc. (“Merger Sub”) and Icon Bioscience, Inc. (“Icon”), pursuant to which Merger Sub was merged with and into Icon, with Icon surviving as a wholly-owned subsidiary of EyePoint (the “Icon Acquisition”). All of Icon’s security holders (consisting of holders of multiple series of preferred stock, common stock, outstanding warrants and options to purchase common stock) exchanged their security holdings for the right to receive merger consideration. The Icon Acquisition was accounted for as an asset purchase under U.S. generally accepted accounting principles (“GAAP”) because substantially all of the fair value of the gross assets acquired were deemed to be concentrated in a group of similar identifiable assets related to Icon’s lead product, DEXYCU™. Merger consideration consisted of (i) a one-time payment of $15 million at closing (net of an estimated working capital adjustment of $127,000), (ii) a development milestone payment of $15 million due within 30 days following the first commercial sale of DEXYCU in the U.S. and (iii) transaction costs totaling $2.0 million, for total purchase consideration of $32.0 million that was recorded as a finite-lived intangible asset to be amortized based on the pattern in which the economic benefits of the intangible asset is expected to be consumed. Additional contingent cash consideration will be made under the terms and conditions set forth in the Merger Agreement, including (i) sales milestone payments totaling up to $95.0 million upon the achievement of certain sales thresholds and subject to certain Centers for Medicare & Medicaid Services reimbursement conditions set forth in the Merger Agreement, (ii) quarterly earn-out payments equal to 12% on net sales of DEXYCU in a given year, which earn-out payments will increase to 16% of net sales of DEXYCU in such year beginning in the calendar quarter for such year to the extent aggregate annual consideration of DEXYCU exceeds $200.0 million in such year, (iii) quarterly earn-out payments equal to 20% of partnering revenue received by the Company for DEXYCU outside of the United States, and (iv) single-digit percentage quarterly earn-out payments with respect to net sales and/or partnering income, if any, resulting from future clinical development, regulatory approval and commercialization of any other product candidates the Company acquired in the Icon Acquisition.

The Financing Transactions

On March 28, 2018, EyePoint entered into a securities purchase agreement with EW Healthcare Partners, L.P., and EW Healthcare Partners-A, L.P., pursuant to which EyePoint offered and sold an aggregate of 8,606,324 shares of common stock, par value $0.001 per share, at a purchase price of $1.10 per share for aggregate gross proceeds of approximately $9.5 million (the “First Tranche Transaction”).

On March 28, 2018, EyePoint entered into a second securities purchase agreement with EW Healthcare Partners, L.P., EW Healthcare Partners-A, L.P., and certain other accredited investors, pursuant to which EyePoint agreed, subject to stockholder approval, to issue and sell units for an aggregate purchase price of approximately $25.5 million. Each unit consists of (a) one share of common stock and (b) a warrant to purchase one share of common stock (the “Second Tranche Transaction” and collectively with the First Tranche Transaction, the “Equity Transactions”). On May 11, 2018, EyePoint filed a definitive proxy statement for a special meeting of stockholders to be held on June 22, 2018 for the purpose of, among other things, obtaining stockholder approval for the Second Tranche Transaction.

On March 28, 2018, EyePoint entered into a credit agreement with SWK Holdings (“SWK”), pursuant to which the lenders party thereto provided to the Company a non-dilutive term loan in the principal amount of $15 million (the “Loan”), which may be increased by (i) an additional $5 million at the Company’s request on or before December 31, 2018 (the “Additional Advance”) or (ii) an additional $10 million at the Company’s request and subject to obtaining additional loan commitments and, in each case subject to the satisfaction of certain conditions (the “Debt Financing,” and together with the Icon Acquisition and the Equity Transactions, the “Transactions”).

In connection with the Loan, EyePoint issued to SWK Holdings a warrant to purchase (a) 409,091 shares of common stock at an exercise price of $1.10 per share and (b) an aggregate number of shares of the Company’s common stock determined by multiplying the Additional Advance by 3% and then dividing such number by the consolidated closing bid price of a share of the Company’s common stock on Nasdaq immediately preceding the closing of the Additional Advance. The exercise price for the Additional Advance Warrant Shares shall be equal to the consolidated closing bid price of the Company’s common stock on Nasdaq immediately preceding the closing of the Additional Advance.

The unaudited pro forma condensed combined statements of operations for the year ended June 30, 2017 and the nine months ended March 31, 2018 first give pro forma effect to the Icon Acquisition as if it had occurred on July 1, 2016 and then give effect to the Icon Acquisition, the Debt Financing and the Equity Transactions as if all of these transactions occurred on July 1, 2016.

2.	Basis of Presentation

The unaudited pro forma condensed combined statements of operations were prepared in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”), and are intended to show how the Icon Acquisition, the Debt Financing and the Equity Transactions might have affected the historical financial statements had they been completed on July 1, 2016. Based on the terms of the Merger Agreement, EyePoint is deemed to be the acquiring company for accounting purposes and the transaction was accounted for as an asset purchase under the acquisition method of accounting in accordance with GAAP. Accordingly, the acquired assets of Icon will be recorded as of the closing date of the Icon Acquisition at their estimated fair values.

EyePoint and Icon did not record an income tax provision during the year ended June 30, 2017 and the nine months ended March 31, 2018 because each company incurred net losses during those periods. Accordingly, no tax effects have been provided for the pro forma adjustments described in Note 3, “Pro Forma Adjustments.”

3.	Pro Forma Adjustments

The unaudited pro forma condensed combined financial statements include pro forma adjustments to give effect to the Transactions. The pro forma adjustments reflecting the completion of the Transactions are based upon the accounting analysis conclusion that the Icon Acquisition should be accounted for as an asset purchase and upon the assumptions set forth below:

A.	The Company recorded an intangible asset of $32.0 million related to DEXYCU. This asset was determined to have an estimate useful life of approximately 13 years. The amortization expense will be based on the pattern in which the economic benefits of the intangible asset are expected to be consumed. No amortization expense has been recorded in this pro forma financial information as the Company does not expect to begin receiving the economic benefits of DEXYCU until the first half of calendar year 2019.

B.	To reverse interest expense and amounts arising from the change in the fair value of derivative liability reflected in the historical financial statements of Icon, as EyePoint did not assume the related debt or warrants of Icon in the Icon Acquisition.

C.	To adjust for costs associated with the second tranche financing liability as if the financing had occurred on July 1, 2016.

D.	The Company determined that the obligations under the Second Securities Purchase Agreement and the warrant issued to SWK were both liability classified. Accordingly, the liabilities are required to be measured at fair value each period with changes in fair value being reported as a component of net loss in the Statement of Operations. No pro forma adjustments were recorded for the change in fair value of the warrants due to the complexity of the valuation model.

E.	To reflect interest expense incurred in connection with the Loan, as if it had commenced on July 1, 2016.

F.	To reverse depreciation expense reflected in the historical financial statements of Icon, as EyePoint did not acquire any tangible assets in connection with the Icon Acquisition.

G.	The pro forma condensed combined basic and diluted net loss per share has been adjusted to reflect the pro forma combined net loss for the year ended June 30, 2017 and the nine months ended March 31, 2018. In addition, the numbers of shares used in calculating the pro forma combined basic and diluted net loss per share have been adjusted to reflect the 8,606,324 shares of EyePoint common stock issued in the First Tranche Transaction as if the shares had been issued on July 1, 2016. The following table sets forth the calculation of the basic and diluted shares used to compute pro forma net loss per common share:

	Year Ended June 30, 2017	Nine Months Ended March 31, 2018
Numerator:
Pro forma net loss	$(25,794)	$(23,054)

Denominator:
Weighted-average number of common shares used in net loss per share—basic and diluted	35,343,765	43,183,578
Common shares issued in First Tranche Transaction	8,606,324	8,606,324

Pro forma weighted-average number of common shares used in pro forma net loss per share—basic and diluted	43,950,089	51,789,902

Pro forma net loss per share—basic and diluted	$(0.59)	$(0.45)

4.	Accounting Policies

As of the date of this document, EyePoint has not identified all adjustments necessary to conform Icon’s accounting policies to EyePoint’s accounting policies. EyePoint will conduct a final review of Icon’s accounting policies as of the date of the completion of the transactions in an effort to determine if differences in accounting policies require adjustment or reclassification of Icon’s results of operations or reclassification of assets or liabilities to conform to EyePoint’s accounting policies and classifications. The unaudited pro forma condensed combined financial statements do not give effect to any cost savings, operating synergies or revenue synergies that may result from the transactions or the costs to achieve any such cost savings, operating synergies and revenue synergies. There were no material transactions between EyePoint and Icon during the period presented in the unaudited pro forma condensed combined financial statements that would need to be eliminated.